EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to the Teligent, Inc. 1997 Stock Incentive Plan, as amended and restated, of our report dated February 18, 2000, with respect to the consolidated financial statements of Teligent, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                          /s/  Ernst & Young LLP


McLean, Virginia
December 20, 2000